Exhibit 5.2

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092
tel (212) 259-8000
fax (212) 259-6333

March 25, 2009

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

We are acting as special counsel for each of PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (“PPL”), PPL Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (“PPL Capital”), PPL Energy Supply, LLC, a limited liability company organized under the laws of the State of Delaware (“PPL Energy”) and PPL Electric Utilities Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (“PPL Electric” and together with PPL, PPL Capital and PPL Energy, the “Registrants”), in connection with the proposed issuance and sale from time to time of a presently indeterminate principal amount of securities (“Securities”), including

(i) unsecured and unsubordinated debt securities of PPL Capital (“PPL Capital Debt Securities”), together with guarantees (the “Guarantees”) of PPL as to payment of principal, interest and premium, if any, thereon, such PPL Capital Debt Securities and the Guarantees to be issued under an Indenture dated as of November 1, 1997, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to the PPL Capital Debt Securities (the “PPL Capital Indenture”), of PPL Capital and PPL to The Bank of New York Mellon, as trustee;

(ii) unsecured and unsubordinated debt securities of PPL Energy (“PPL Energy Debt Securities”) to be issued under an Indenture dated October 1, 2001, as heretofore amended and supplemented and as may further amended or supplemented by one or more supplements relating to the PPL Energy Debt

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PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 25, 2009

Securities (the “PPL Energy Indenture”), of PPL Energy to The Bank of New York Mellon, as trustee;

(iii) PPL Electric’s senior secured debt securities (“PPL Electric Secured Debt Securities”), to be issued under PPL Electric’s Indenture dated as of August 1, 2001 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to the PPL Electric Secured Debt Securities (the “PPL Electric Indenture”);

(iv) unsecured and subordinated debt securities of PPL Capital (“PPL Capital Subordinated Debt Securities”), together with guarantees (the “Subordinated Guarantees”) of PPL as to payment of principal, interest and premium, if any, thereon, such PPL Capital Subordinated Debt Securities and the Subordinated Guarantees to be issued under a Subordinated Indenture dated as of March 1, 2007, as heretofore amended and supplemented and as may be amended or supplemented by one or more supplements relating to the PPL Capital Subordinated Debt Securities (the “PPL Capital Subordinated Indenture”), of PPL Capital and PPL to The Bank of New York Mellon, as trustee;

(v) unsecured and subordinated debt securities of PPL Energy (“PPL Energy Subordinated Debt Securities”) to be issued under a subordinated indenture, as it may be amended or supplemented by one or more supplements relating to the PPL Energy Subordinated Debt Securities (the “PPL Energy Subordinated Indenture”), of PPL Energy to The Bank of New York Mellon, as trustee; and

(vi) certain other securities of the Registrants;

all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the PPL Capital Indenture, the PPL Energy Indenture, the PPL Electric Indenture, the PPL Capital Subordinated Indenture and the PPL Energy Subordinated Indenture.

For purposes of this opinion letter, we have assumed that, at the time of offer, issuance and sale of any Securities (i) the Registration Statement, as it may be amended, shall have become effective under the Act and such effectiveness shall not have been terminated or

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 25, 2009

rescinded; (ii) one or more supplements to the prospectus which describe such Securities and specify certain pricing and issuance terms of such Securities have been filed with the Commission; (iii) the indenture pursuant to which any such debt Securities have been issued shall have become qualified under the Trust Indenture Act; (iv) the board of directors or managers of the Registrant or Registrants issuing such Securities, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the indentures, the issuance and sale of such Securities and, if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any prospectus supplements relating to such Securities; and (v) there shall not have occurred any change in law or any authorization affecting the legality or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrant issuing such Security with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such Registrant, or any restriction imposed by any court or governmental body having jurisdiction over such Registrant.

In addition, we have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

A.	PPL Capital Securities

1. We are of the opinion that the PPL Capital Debt Securities will be legally issued and binding obligations of PPL Capital and that the Guarantees thereof will be legally issued and binding obligations of PPL when:

(a) PPL Capital shall have duly established the terms of the PPL Capital Debt Securities and executed the PPL Capital Debt Securities, PPL shall have duly executed and delivered the Guarantees and the PPL Capital Indenture trustee shall have duly authenticated the PPL Capital Debt Securities and the Guarantees endorsed thereon, in each case in accordance with the applicable provisions of the PPL Capital Indenture and all necessary corporate authorizations; and

(b) PPL Capital shall have issued, sold and delivered the PPL Capital Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 25, 2009

2. We are of the opinion that the PPL Capital Subordinated Debt Securities will be legally issued and binding obligations of PPL Capital and that the Subordinated Guarantees thereof will be legally issued and binding obligations of PPL when:

(a) PPL Capital shall have duly established the terms of the PPL Capital Subordinated Debt Securities and executed the PPL Capital Subordinated Debt Securities, PPL shall have duly executed and delivered the Subordinated Guarantees and the PPL Capital Subordinated Indenture trustee shall have duly authenticated the PPL Capital Subordinated Debt Securities and the Subordinated Guarantees endorsed thereon, in each case in accordance with the applicable provisions of the PPL Capital Subordinated Indenture and all necessary corporate authorizations; and

(b) PPL Capital shall have issued, sold and delivered the PPL Capital Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

B.	PPL Energy Securities

1. We are of the opinion that the PPL Energy Debt Securities will be legally issued and binding obligations of PPL Energy when:

(a) PPL Energy shall have duly established the terms of the PPL Energy Debt Securities and executed the PPL Energy Debt Securities, and the PPL Energy Indenture trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the PPL Energy Indenture and all necessary limited liability company authorizations; and

(b) PPL Energy shall have issued, sold and delivered the PPL Energy Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

2. We are of the opinion that the PPL Energy Subordinated Debt Securities will be legally issued and binding obligations of PPL Energy when:

(a) The PPL Energy Subordinated Indenture shall have been duly authorized, executed and delivered by PPL Energy and the trustee thereunder;

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 25, 2009

(b) PPL Energy shall have duly established the terms of the PPL Energy Subordinated Debt Securities and executed the PPL Energy Subordinated Debt Securities, and the PPL Energy Subordinated Indenture trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the PPL Energy Subordinated Indenture and all necessary limited liability company authorizations; and

(c) PPL Energy shall have issued, sold and delivered the PPL Energy Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

C.	PPL Electric Secured Debt Securities

We are of the opinion that the PPL Electric Secured Debt Securities will be legally issued and binding obligations of PPL Electric when:

(a) The PPL Electric Securities Certificate with respect to such PPL Electric Secured Debt Securities shall have been duly registered by the Pennsylvania Public Utility Commission pursuant to Section 1903 of the Pennsylvania Public Utility Code, as amended, or if such PPL Electric Secured Debt Securities have a maturity of less than one year from the date of execution, PPL Electric shall have received an appropriate order of the Federal Energy Regulatory Commission pursuant to Section 204 of the Federal Power Act authorizing the issuance of such PPL Electric Secured Debt Securities;

(b) PPL Electric shall have duly established the terms of the PPL Electric Secured Debt Securities and executed such Securities, and the PPL Electric Indenture trustee shall have duly authenticated the PPL Electric Secured Debt Securities, in each case in accordance with the applicable provisions of the PPL Electric Indenture and all necessary corporate and regulatory authorizations; and

(c) PPL Electric shall have issued, sold and delivered the PPL Electric Secured Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

Our opinions as to the legal and binding nature of the Registrants’ obligations are subject to laws relating to or affecting generally the enforcement of creditor’s and mortgagees’ rights, including without limitation, bankruptcy, insolvency or reorganization laws and

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

March 25, 2009

generally principles of equity and by requirements of reasonableness, good faith and fair dealing. Further, we express no opinion with respect to the lien of the PPL Electric Indenture.

In addition, we express no opinion herein as to any matters of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

This opinion is limited to the laws of the State of New York and the Commonwealth of Pennsylvania, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such Delaware laws, and the federal laws of the United States of America. As to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of even date herewith of Michael A. McGrail, Deputy General Counsel of PPL Services Corporation, Inc., a subsidiary of PPL, which is being filed as Exhibit 5.1 to the Registration Statement. In rendering his opinion, Mr. McGrail may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

We hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DEWEY & LEBOEUF LLP